As filed with the Securities and Exchange Commission on November 12, 1997

                                                    Registration No. 333-36981

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------


                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                        UNDER THE SECURITIES ACT OF 1933

                               ------------------


                         NORTH AMERICAN MORTGAGE COMPANY
             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
         (State or Other Jurisdiction of Incorporation or Organization)

                                   68-0267088
                      (I.R.S. Employer Identification No.)

        6200 COURTNEY CAMPBELL CAUSEWAY, SUITE 300, TAMPA, FLORIDA 33607
               (Address of Principal Executive Offices) (Zip Code)

           NORTH AMERICAN MORTGAGE COMPANY EMPLOYEE STOCK PURCHASE PLAN
                              (Full Title of Plan)

                      ------------------------------------


                              GENE C. BROOKS, ESQ.
                               DIME BANCORP, INC.
                                589 FIFTH AVENUE
                            NEW YORK, NEW YORK 10017
                     (Name and Address of Agent For Service)

                                 (212) 326-6170
          (Telephone Number, Including Area Code, of Agent For Service)

                      ------------------------------------


Removing from registration 24,806 shares of the 100,000 shares of the Registrant's Common Stock, par value $.01 per share, originally registered.

================================================================================

                     REMOVAL OF SECURITIES FROM REGISTRATION

         Registration Statement No. 333-36981 on Form S-8 is hereby amended to remove from registration thereunder 24,806 shares of Common Stock, par value $.01 per share, of North American Mortgage Company (the "Company"), which represent all shares registered thereunder but not issued. As a result of the acquisition by Dime Bancorp, Inc. ("Dime") of the Company on October 15, 1997, the Company became an indirect wholly-owned subsidiary of Dime.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on this 6th day of November, 1997.

                               NORTH AMERICAN MORTGAGE COMPANY
                               (Registrant)



                               By:    /s/ Fred B. Koons
                                      --------------------------------------
                                      Fred B. Koons
                                      Chairman of the Board, Chief Executive
                                      Officer and Director


     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed by the following persons in the indicated capacities on November 6, 1997.



Signature                            Title
---------                            -----

/s/ Fred B. Koons                    Chairman of the Board,
-----------------                    Chief Executive Officer and
Fred B. Koons                        a Director (Principal Executive
                                     Officer)


/s/ Richard A. Mirro                 President, Chief Operating
--------------------                 Officer and a Director
Richard A. Mirro


/s/ Gayle E. Davidson                Vice President, Treasurer and
---------------------                Controller
Gayle E. Davidson                    (Principal Accounting Officer)

Signature                               Title
---------                               -----


/s/ Arthur C. Bennett                   A Director
------------------------
Arthur C. Bennett


/s/ Harold Bonnikson                    A Director
------------------------
Harold Bonnikson


/s/ Anthony R. Burriesci                A Director
------------------------
Anthony R. Burriesci


/s/ Carlos R. Munoz                     A Director
------------------------
Carlos R. Munoz


/s/ Lawrence J. Toal                    A Director
------------------------
Lawrence J. Toal